EXHIBIT 99.1

JOINT FILER INFORMATION

NAME:	IDX INVESTMENT CORPORATION

ADDRESS:	40 IDX DRIVE
BURLINGTON, VT 05402

RELATIONSHIP OF JOINT
FILER TO ISSUER:	10% OWNER

ISSUER NAME AND TICKER
TRADING SYMBOL	ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. (MDRX)

DATE OF EARLIEST
TRANSACTION REQUIRED
TO BE REPORTED:	5/8/2006

DESIGNATED FILER:	GENERAL ELECTRIC COMPANY

SIGNATURE(s):	IDX INVESTMENT CORPORATION

/s/ Scott Mendel
	Name:	Scott Mendel
	Title:	Treasurer

DATE:	MAY 10, 2006

JOINT FILER INFORMATION

NAME:	IDX SYSTEMS CORPORATION

ADDRESS:	1400 SHELBURNE RD
P.O. BOX 1070
SOUTH BURLINGTON, VT 05403

RELATIONSHIP OF JOINT
FILER TO ISSUER:	10% OWNER

ISSUER NAME AND TICKER
TRADING SYMBOL	ALLSCRIPTS HEALTHCARE SOLUTIONS, INC. (MDRX)

DATE OF EARLIEST
TRANSACTION REQUIRED
TO BE REPORTED:	5/8/2006

DESIGNATED FILER:	GENERAL ELECTRIC COMPANY

SIGNATURE(s):	IDX SYSTEMS CORPORATION

	/s/	Scott Mendel
	Name:	Scott Mendel
	Title:	Treasurer

DATE:	MAY 10, 2006